Exhibit (d)(viii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                               A S S I G N M E N T

      THIS ASSIGNMENT is entered into as of August 1, 1999, by and between FEDERATED INVESTMENT COUNSELING ("FIC"), a Delaware business trust and FEDERATED INVESTMENT MANAGEMENT COMPANY ("FIMC"), a Delaware business trust.

     WHEREAS, FIC entered into an Sub-Advisory Agreement (the "Agreement") with Vision Group of Funds, Inc., on behalf of Vision New York Tax-Free Money Market Fund, and Manufacturers and Traders Trust Company, dated September 1, 1998; and

     WHEREAS, FIC desires to assign its rights, duties, and responsibilities under this Agreement; and

     WHEREAS, FIMC desires to accept the assignment of this Agreement from FIC;

     WHEREAS, the Board of Directors of Vision Group of Funds, Inc. has approved the assignment; and

     WHEREAS, this Assignment is made pursuant to Rule 2a-6 under the Investment Company Act of 1940;

      KNOW ALL MEN BY THESE PRESENTS;

      In consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, FIC does hereby assign all its rights, interests, and responsibilities under the Investment Advisory Contracts described above to FIMC, and FIMC does hereby accept such assignment.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their authorized representatives as of the date first herein above set forth.

                         FEDERATED INVESTMENT COUNSELING

                            By: /S/ JEFF A. KOZEMCHAK

                             Name: Jeff A. Kozemchak

                          Title: Senior Vice President

                              FEDERATED INVESTMENT MANAGEMENT COMPANY

                           By: /S/ G. ANDREW BONNEWELL

                            Name: G. Andrew Bonnewell

                              Title: Vice President

                         MANUFACTURERS AND TRADERS TRUST

                              COMPANY

                           By: /S/ KENNETH G. THOMPSON

                            Name: Kenneth G. Thompson

                              Title: Vice President